Exhibit 99.1

Contact:

Susan K. Cullen

Senior Executive Vice President, Chief Financial Officer Flushing Bank

718-961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation Announces Receipt of Regulatory Approvals for Pending Acquisition of Empire Bancorp, Inc.

Uniondale, N.Y. – February 26, 2020 – Flushing Financial Corporation (Nasdaq: FFIC) (“Flushing”), parent company of Flushing Bank (“Flushing Bank”), announced that it has received all the requisite bank regulatory approvals and waivers in connection with the transactions providing for the acquisition and merger of Empire Bancorp, Inc. (OTC: EMPK) (“Empire”) with Flushing and the related merger of Empire National Bank (“Empire Bank”), a wholly-owned subsidiary of Empire, with and into Flushing’s wholly-owned bank subsidiary, Flushing Bank, with Flushing Bank as the surviving bank (the “Transaction”). The Transaction is expected to close early in the second quarter of 2020, subject to the satisfaction of customary closing conditions, including the approval of the merger by the Empire shareholders at a special meeting of shareholders scheduled to be held on February 27, 2020.

John R. Buran, President and CEO, stated “We are pleased to receive approval to move forward on our acquisition of Empire, bringing together our two organizations with similar cultures and values, to achieve significant cost synergies and create one of Long Island’s largest banks by deposit share among regional and community banks. This acquisition is expected to increase core deposits, lower cost of funds, improve loan to deposit ratios, and enhance our core earnings power. Additionally, Flushing Bank’s reach will be expanded into Suffolk County creating a stronger community bank with a network of 24 branches in Queens, Brooklyn, Manhattan, and on Long Island.”

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Bank®, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. Flushing Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and on Long Island. As a leader in real estate lending, the Bank’s experienced lending teams create mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. Flushing Bank also operates an online banking division consisting of iGObanking.com®, which offers competitively priced deposit products to consumers nationwide, and BankPurely®, an eco- friendly, healthier lifestyle community brand.

Additional information on Flushing Bank and Flushing may be obtained by visiting Flushing’s website at http://www.flushingbank.com.

About Empire Bancorp, Inc.

Empire Bancorp, Inc. (OTC: EMPK) is a bank holding company for Empire Bank, a Long Island-based independent bank that specializes in serving the financial services needs of privately-owned small and medium-sized businesses, professionals, nonprofit organizations, real estate investors and consumers through a wide variety of tailored loan and deposit products and business banking services. Empire Bank has four full-service banking offices located in Islandia, Shirley, Port Jefferson Station, and Mineola.

Cautionary Notes on Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include: management plans relating to the proposed transaction; the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future operations, products or services, including the execution of integration plans relating to the proposed transaction; any statements of expectation or belief; projections related to certain financial metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “seek,” “plan,” “may,” “will,” “should,” “could,” “would,” “target,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or negatives of these words. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Neither Flushing nor Empire assumes any duty and does not undertake to update any forward-looking statements. Because forward-looking statements are by their nature, to different degrees, uncertain and subject to assumptions, actual results or future events could differ, possibly materially, from those that Flushing or Empire anticipated in its forward-looking statements, and future results could differ materially from historical performance.

Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in Flushing’s Annual Report on Form 10-K as of December 31, 2018 and those disclosed in Flushing’s other periodic reports filed with the SEC, as well as the possibility that the expected benefits of the proposed transaction may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the proposed transaction may not be timely completed, if at all; that prior to the completion of the proposed transaction or thereafter, Flushing’s and Empire’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies related to the proposed transaction; that required regulatory, shareholder or other approvals are not obtained or other customary closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ shareholders, customers, employees and other constituents to the proposed transaction; and diversion of management time on merger-related matters. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the proxy statement/prospectus that is included in the registration statement on Form S-4 filed with the SEC in connection with the proposed transaction, as amended and supplemented from time to time.

While the list of factors presented here and the list of factors presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. For any forward-looking statements made in this report or in any documents, Flushing and Empire claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Additional Information and Where to Find It

In connection with the merger, Flushing filed a registration statement on Form S-4 with the SEC. Flushing’s registration statement, as amended, was declared effective by the SEC on January 17, 2020. Flushing may file other documents with the SEC regarding the merger. A definitive proxy statement/prospectus was first mailed to Empire shareholders on or about January 21, 2020. Before making any voting or investment decision, investors and shareholders of Flushing and Empire are urged to carefully read the entire registration statement, proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about the merger. Copies of the registration statement, the proxy statement/prospectus (as amended and supplemented from time to time) and other relevant documents filed with the SEC may be obtained free of charge from the SEC’s website at www.sec.gov, from Flushing by sending a written request to Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, Flushing Financial Corporation, at 220 RXR Plaza, Uniondale, New York 11556, telephone (718) 961-5400, or from Empire by sending a written request to Empire Bancorp, 1707 Veterans Highway, Islandia, NY 11749, Attn: William Franz or calling 631-348- 4444.

Participants in the Solicitation

Flushing, Empire and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Empire’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Flushing and their ownership of Flushing common stock is set forth in the proxy statement for Flushing’s 2019 Annual Meeting of Stockholders filed with the SEC on April 18, 2019. Information about the directors and executive officers of Empire is available on Empire’s website at empirenb.com. Additional information regarding the interests of those participants and other persons who may be deemed participants in the solicitation of proxies from Empire’s shareholders in connection with the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction, as amended and supplemented from time to time.  Free copies of the proxy statement/prospectus, as amended and supplemented from time to time, may be obtained as described in the preceding paragraph.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.